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                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 1998, appearing on Page F-2 of this Form 10-KSB/A, into the Company's previously filed Registration Statement
No. 33-74080.



/s/ Stewart, Fowler & Stalvey, P.C.
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STEWART, FOWLER & STALVEY, P.C.


Valdosta, Georgia
April 17, 1998